Exhibit 99.1

OPENTEXT ANNOUNCES 2-FOR-1 SHARE SPLIT

Waterloo, ON, December 21, 2016 – Open Text Corporation (NASDAQ: OTEX) (TSX: OTC) (“OpenText”) announced today that its board of directors has approved a 2-for-1 share split (the “Share Split”) of the outstanding common shares of OpenText (the “Common Shares”). The Share Split will be implemented by way of a share dividend whereby shareholders of record at close of business on Monday, January 9, 2017 (the “Record Date”) will receive on Tuesday, January 24, 2017 (the “Payment Date”) one Common Share for each Common Share held as of the Record Date. There were 130,845,146 Common Shares outstanding as of December 20, 2016. Adjusting for the Share Split, as of December 20, 2016, there would be 261,690,292 Common Shares outstanding.

The NASDAQ and the Toronto Stock Exchange have determined to implement due bill trading in connection with the Share Split. A due bill is an entitlement attached to listed securities undergoing a material corporation action, such as the Share Split. In this instance, anyone purchasing a Common Share during the period commencing at the opening of business two trading days prior to the Record Date (i.e., Thursday, January 5, 2017) and ending on the Payment Date (i.e., Tuesday, January 24, 2017), inclusive (the “due bill period”), will receive a payable right. Any trades that are executed during the due bill period will be flagged to ensure purchasers receive the entitlement to the additional Common Share issuable as a result of the Share Split. The Common Shares will commence trading on an ex-dividend basis on Wednesday, January 25, 2017. The due bill redemption date will be Friday, January 27, 2017.

OpenText is undertaking the Share Split to make the Common Shares more readily accessible to individual shareholders, and potentially improve the liquidity of the market for the Common Shares and broaden its shareholder base.

Shareholders do not need to take any action. OpenText will use the direct registration system (“DRS”) to electronically register the Common Shares issued pursuant to the Share Split, rather than issuing physical share certificates. Computershare Investors Services Inc., OpenText’s registrar and transfer agent (“Computershare”), will send out DRS advices to registered shareholders, indicating the number of additional Common Shares that they are receiving as a result of the Share Split. This will allow shareholders to hold their additional Common Shares in a “book entry” form without having a physical share certificate issued. In addition, Computershare will electronically issue the appropriate number of Common Shares to CDS Clearing and Depositary Services Inc. and The Depository Trust Company for distribution to the non-registered shareholders of OpenText. Beneficial shareholders who hold their Common Shares in an account with their investment dealer or other intermediary will have their accounts automatically updated to reflect the Share Split in accordance with the applicable brokerage account providers’ usual procedures.

The stock dividend is not expected to constitute a taxable transaction for either Canadian tax purposes or U.S. federal income tax purposes. Shareholders are advised to contact their tax advisors for further information. The Share Split will not dilute shareholders’ equity. All share and per share data for future periods will reflect the Share Split.

About OpenText

OpenText is the largest independent software provider of Enterprise Information Management (EIM).

Certain statements in this press release, including statements regarding the Share Split, may contain forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. We have based those forward-looking statements on OpenText’s current expectations and projections about future results.

Such forward looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. For additional information with respect to risks and other factors which could occur, see OpenText’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OTEX-F

For more information, please contact:

Greg Secord

Vice President, Investor Relations

Open Text Corporation

San Francisco: 415-963-0825

gsecord@opentext.com

Copyright ©2016 OpenText. OpenText is a trademark or registered trademark of OpenText. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of OpenText. All rights reserved.

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